Exhibit 10.8
*** Certain information contained in this agreement, marked in brackets [***], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
FIFTH AMENDMENT TO
CREDIT AGREEMENT
Dated as of January 14, 2011
among
POWERSECURE INTERNATIONAL, INC.,
as the Borrower,
CITIBANK, N.A.,
as Administrative Agent and Co-Syndication Agent
BRANCH BANKING AND TRUST COMPANY,
as Documentation Agent
and
The Other Lenders Party Hereto
CITIBANK, N.A.
Sole Bookrunner

FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of January 14, 2011, among POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the lenders as identified as Lenders on the signature pages hereof (collectively, the “Lenders”) and CITIBANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”).
BACKGROUND
A. The Borrower, the Lenders, SunTrust Bank and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 23, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of January 17, 2008, that certain Second Amendment to Credit Agreement, dated as of April 18, 2008, that certain Third Amendment to Credit Agreement, dated as of November 12, 2008, and that certain Fourth Amendment to Credit Agreement, dated as of November 9, 2010 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).
B. The Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement to, among other things, (i) remove SunTrust Bank (the “Exiting Lender”) as a lender under the Credit Agreement and (ii) decrease the Aggregate Revolving Commitments to $25,000,000.
NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:
1. AMENDMENTS.
(a) Section 1.01 of the Credit Agreement is hereby amended by adding the defined terms “Cash Reserve”, “Fifth Amendment Effective Date”, and “Southern Flow Disposition” thereto in proper alphabetical order:
“Cash Reserve” means Cash and Cash Equivalents on deposit with, or in possession of, the Administrative Agent and not subject to any Lien or restriction other than a Lien in favor of the Administrative Agent.
“Fifth Amendment Effective Date” means the date that all conditions of effectiveness set forth in Section 3 of the Fifth Amendment to Credit Agreement, dated as of January 14, 2011, among the Borrower, the Lenders party thereto and the Administrative Agent are satisfied.
“Southern Flow Disposition” means the sale by the Borrower of 100% of the outstanding Equity Interests of Southern Flow Companies, Inc., a Delaware corporation (“Southern Flow”), pursuant to that certain Purchase and Sale Agreement, dated as of December 30, 2010, among Zedi USA Inc., a Delaware corporation, Zedi Inc., a Canadian corporation, Southern Flow and the Borrower for an aggregate consideration of not less than $15,500,000, subject to the “Working Capital Adjustment” as provided for and defined in the Purchase and Sale Agreement.

(b) The definition of “Aggregate Revolving Commitments” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
“Aggregate Revolving Commitments” means the Revolving Commitments of all Lenders, which, as of the Fifth Amendment Effective Date, are $25,000,000.
(c) Section 4.02 of the Credit Agreement is hereby amended by adding a new subsection (e) thereto to read as follows:
(e) After giving effect to any proposed Credit Extension prior to April 1, 2012, the Cash Reserve shall not be less than 65% of the Total Revolving Outstandings.
(d) Section 5.13 of the Credit Agreement is hereby amended by amending the first sentence thereof to read as follows:
As of the Fifth Amendment Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified in Part (a) of Schedule 5.13.
(e) Section 7.12(a) of the Credit Agreement is hereby amended to read as follows:
(a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter of the Borrower commencing on and after March 31, 2012 to be less than 1.25 to 1.00.
(f) Section 7.12(b) of the Credit Agreement is hereby amended to read as follows:
(b) Leverage Ratio. Permit the Leverage Ratio as of the end of any Fiscal Quarter commencing on and after March 31, 2012 to exceed 3.25 to 1.00.
(g) Section 7.12(d) of the Credit Agreement is hereby amended to read as follows:
(d) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of any Fiscal Quarter after December 31, 2010 to be less than the sum of (i) $62,000,000, plus (ii) an amount equal to 50% of Consolidated Net Income earned in each Fiscal Year ending after December 31, 2010 (with no reduction for any net loss in any such Fiscal Year), which shall be added after the completion of each Fiscal Year, plus (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of the Borrower and its Subsidiaries after December 31, 2009 by reason of the issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such Equity Interests, minus (iv) the amount of any non-cash charges or losses after December 31, 2009 which do not subsequently represent a cash charge or loss, which shall be deducted as of the Fiscal Quarter in which they are incurred.

(h) Section 7.12 of the Credit Agreement is hereby amended by adding a new subsection (f) thereto to read as follows:
(f) Liquidity. Permit the Cash Reserve at any time prior to April 1, 2012 to be less than 65% of the Total Revolving Outstandings.
(i) Schedule 2.01 to the Credit Agreement is hereby amended to be in the form of Schedule 2.01 to this Fifth Amendment and the Revolving Commitment and Revolving Pro Rata Share of each Lender after giving effect to this Fifth Amendment is set forth on Schedule 2.01.
(j) Schedule 5.13 to the Credit Agreement is hereby amended to be in the form of Schedule 5.13 to this Fifth Amendment.
(k) The Compliance Certificate is hereby amended to be in the form of Exhibit E attached to this Fifth Amendment.
2. REPRESENTATIONS AND WARRANTIES. By its execution and delivery hereof, the Borrower represents and warrants that, as of the Fifth Amendment Effective Date:
(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the Fifth Amendment Closing Date as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnish pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;
(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
(c) (i) the Borrower has full power and authority to execute and deliver this Fifth Amendment, the replacement Revolving Loan Note payable to the order of Citibank in the amount of its Revolving Commitment as amended hereby and the replacement Revolving Loan Notes payable to the order of Branch Banking and Trust Company (collectively, the “New Notes”), (ii) this Fifth Amendment and the New Notes have been duly executed and delivered by the Borrower, and (iii) this Fifth Amendment, the New Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
(d) neither the execution, delivery and performance of this Fifth Amendment, the New Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or conflict with any Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of it property is subject; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower, of this Fifth Amendment or the New Notes or (ii) the acknowledgement by each Guarantor of this Fifth Amendment.
3. CONDITIONS TO EFFECTIVENESS. All provisions of this Fifth Amendment shall be effective upon satisfaction or completion of the following:
(a) the Administrative Agent shall have received counterparts of this Fifth Amendment executed by the Lenders and acknowledged by SunTrust Bank for the purposes of Section 5 of this Fifth Amendment only;
(b) the Administrative Agent shall have received counterparts of this Fifth Amendment executed by the Borrower and acknowledged by each Guarantor;
(c) the Administrative Agent shall have received an opinion of the Borrower’s counsel, in form and substance satisfactory to the Administrative Agent, with respect to matters set forth in Sections 2(c), (d), and (e) of this Fifth Amendment;
(d) the Administrative Agent shall have received the duly executed New Notes;
(e) the Southern Flow Disposition shall have occurred;
(f) SunTrust Bank shall have received payment in full in immediately available funds all amounts due and owing to it under the Credit Agreement; and
(g) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
4. EXITING LENDER. Upon satisfaction of the conditions of effectiveness set forth in Section 3 of this Fifth Amendment, SunTrust Bank shall (a) not (i) be a Lender under the Credit Agreement or (ii) have any rights or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement or termination of any Commitments thereunder and (b) mark its Revolving Loan Note “PAID IN FULL”, and promptly return its Revolving Loan Note to the Borrower.
5. PURCHASE BY LENDERS. Simultaneously with the satisfaction of conditions of effectiveness set forth in Section 3 of this Fifth Amendment, to the extent necessary, each Lender shall purchase or sell (as the case may be), without recourse, an amount of Revolving Loans and L/C Obligations outstanding such that, after giving effect to this Fifth Amendment, the amount of each Lender’s Revolving Commitment that has been utilized will be equal to its Revolving Pro Rata Share as amended by this Fifth Amendment. If, as a result of such purchase, any Lender incurs any funding loss in respect of a Eurodollar Rate Loan, the Borrower agrees to compensate such Lender as provided in Section 3.05 of the Credit Agreement.

6. REFERENCE TO THE CREDIT AGREEMENT.
(a) Upon the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
(b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
7. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
8. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fifth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Fifth Amendment or any of the provisions contemplated herein and (ii) cover the Aggregate Revolving Commitments as increased by this Fifth Amendment, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
9. EXECUTION IN COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Fifth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
10. GOVERNING LAW; BINDING EFFECT. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights arising from this Fifth Amendment or any other Loan Document, and any prohibited assignment shall be null and void.
11. HEADINGS. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

12. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIFTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President, Chief Financial Officer and Assistant Secretary

Signature Page

CITIBANK, N.A., as Administrative Agent and Lender
By:	/s/ Gary D. Pitcock
Gary D. Pitcock
Vice President

Signature Page

BRANCH BANKING AND TRUST COMPANY, as Lender
By:	/s/ Stephen G. Bullard
	Name:	Stephen G. Bullard
	Title:	SVP

Signature Page

ACKNOWLEDGED AND AGREED FOR PURPOSES OF SECTION 4 ONLY: SUNTRUST BANK

By:	/s/ J. Lance Walton

	Name:	J. Lance Walton
	Title:	Senior Vice President
Signature Page

*** Certain information contained in this agreement, marked in brackets [***], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
ACKNOWLEDGED AND AGREED:
POWERSECURE, INC.
POWERSERVICES, INC.
ENERGYLITE, INC.
UTILITYENGINEERING, INC.
UTILITYDESIGN, INC.
WATERSECURE HOLDINGS, INC. (f/k/a Marcum Gas Transmission, Inc.)
REID’S TRAILER, INC.
EFFICIENTLIGHTS, LLC
POWERPACKAGES, LLC
MARCUM GAS METERING, INC. (f/k/a Metretek, Incorporated)
INNOVATIVE ELECTRONIC SOLUTIONS LIGHTING, LLC
***

By:	/s/ Christopher T. Hutter

Christopher T. Hutter
Chief Financial Officer for all
Signature Page

SCHEDULE 2.01
REVOLVING COMMITMENTS
AND REVOLVING PRO RATA SHARES

	Revolving	Revolving
Lender	Commitment	Pro Rata Share

Citibank, N.A.	$16,250,000	65.00%
Branch Banking and Trust Company	$8,750,000	35.00%

Total	$25,000,000	100.00%
Schedule 2.01

***Certain information contained in this agreement, marked in brackets [***], has been omitted and filed with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
SCHEDULE 5.13
SUBSIDIARIES AND OTHER EQUITY INVESTMENTS
Part (a): Subsidiaries

PowerSecure, Inc.	—	100% owned
UtilityEngineering, Inc.	—	100% owned
PowerServices, Inc.	—	100% owned
EnergyLite, Inc.	—	100% owned
Reid’s Trailer, Inc.	—	100% owned
UtilityDesign, Inc.	—	100% owned
EfficientLights, LLC	—	100% owned
PowerPackages, LLC	—	100% owned
Innovative Electronic Solutions Lighting, LLC	—	66.7% owned
***	—	100% owned

Marcum Gas Metering, Inc. (f/k/a Metretek, Incorporated)	—	100% owned

Marcum Gas Transmission, Inc.	—	100% owned
Note: Does not include Inactive Subsidiaries listed on Schedule 1.01
Part (b): Other Equity Investments
Marcum Midstream 1995-2 Business Trust
Schedule 5.13

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To: Citibank, N.A., as Administrative Agent under the Agreement defined below
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of August 23, 2007 (as amended, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PowerSecure International, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                of the Borrower, that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following for Fiscal Year-end financial statements]
1. Attached hereto as Schedule 1 are the Fiscal Year end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the date set forth above as the Financial Statement Date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.
[Use following for Fiscal Quarter-end financial statements]
1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of the date set forth above as the Financial Statement Date. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.
2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents [add, if applicable: except as hereinafter listed], and to the best knowledge of the undersigned as of the date hereof no Default or Event of Default under the Agreement has occurred and is continuing as of the date hereof [add, if applicable: except the following list of each Default or Event of Default under the Agreement, and its nature and status, that has occurred and is continuing as of the date of this Certificate.]
4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date set forth above as the Financial Statement Date.

Exhibit E - Page 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                          ,                      .

POWERSECURE INTERNATIONAL, INC.
By:
Name:
Title:

Exhibit E - Page 2

For the Fiscal Quarter/Year ended                      (“Financial Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.12(a) — Fixed Charge Coverage Ratio [To be calculated for each Fiscal Quarter commencing on and after March 31, 2012].

A. Consolidated EBITDA:

1. Consolidated Net Income for Subject Period:	$

2. To the extent involved in calculating such Consolidated Net Income and without duplication, Consolidated Interest Charges:	$

3. To the extent included in calculating such Consolidated Net Income and without duplication, amount of taxes, based on or measured by income, deducted in determining such Consolidated Net Income for Subject Period:
$

4. To the extent included in calculating such Consolidated Net Income and without duplication, depreciation and amortization expense deducted in determining such Consolidated Net Income for Subject Period:
$

5. To the extent included in calculating such Consolidated Net Income and without duplication, all non-cash charges or losses which do not represent a cash charge or loss for Subject Period or in a future period:
$

6. To the extent included in calculating such Consolidated Net Income and without duplication, non-recurring charges consisting of Founders Severance Payments and relocation expenses of not to exceed $14,200,000 in aggregate amount:
$

7. To the extent included in calculating such Consolidated Net Income, Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for Subject Period:	$

8. To the extent included in calculating such Consolidated Net Income, Consolidated Interest Income for Subject Period:	$

9. To the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$

10. Consolidated EBITDA (Lines I.A.1. + 2. + 3. + 4. + 5. + 6. - 7. - 8. - 9.):	$

Exhibit E

B. Consolidated Lease Expense for Subject Period:	$

C. Taxes based on income and paid in cash (net of tax refunds) for Subject Period:	$

D. Consolidated Interest Charges (excluding, to the extent included in Consolidated Lease Expense, the interest component of Capital Leases) for Subject Period:	$

E. Scheduled payments of principal of Consolidated Funded Indebtedness (excluding, to the extent included in Consolidated Lease Expense, the principal component of Capital Leases) for Subject Period:	$

F. Consolidated Lease Expense for Subject Period:	$

G. Restricted Payments for Subject Period:	$

H. During Revolving Availability Period, an amount equal to the product of (x) 0.20 and (y) the amount by which Total Revolving Outstandings exceeds $15,000,000 on the Financial Statement Date:	$

I. Fixed Charge Coverage Ratio ((Line I.A.10. + I.B. — I.C.) ÷ (Lines I.D. + I.E. + I.F. + I.G. + I.H., if applicable)):	_____ to 1.00

Minimum permitted — See Section 7.12(a) of the Agreement		1.25 to 1.00

II. Section 7.12(b) — Leverage Ratio [To be calculated for each Fiscal Quarter commencing on and after March 31, 2012].

A. Consolidated Funded Indebtedness at Financial Statement Date:

1. all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$

2. Non-contingent obligations outstanding in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds or other similar instruments:	$

3. all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business):	$

4. indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse:
$

5. Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations:	$

Exhibit E

6. Guarantees of Indebtedness of types specified in Lines II.A.1., II.A.2., II.A.3., II.A.4. and II.A.5. above:	$

7. Consolidated Funded Indebtedness (Lines II.A.1. + 2. + 3. + 4. + 5. + 6.):	$

B. Consolidated EBITDA for Subject Period:

1. Consolidated EBITDA for Subject Period (See Line I.A.10.):	$

C. Leverage Ratio (Line II.A.7. ÷ Line II.B.1.):	_____ to 1.00

Maximum permitted — See Section 7.12(b) of the Agreement		3.25 to 1.00

III. Section 7.12(c) — Asset Coverage Ratio.

A. 80% of Book Value of Accounts on the determination date:	$

B. 60% of Book Value of Inventory on the determination date:	$

C. 50% of Book Value of Net Fixed Assets on the determination date:	$

D. Consolidated Funded Indebtedness (See Line II.A.7.):	$

E. Outstanding Term Loans on the determination date:	$

F. Minimum Asset Coverage Ratio (Lines III.A. + III.B. + III.C.) ÷ (Lines III.D. — III.E.):	_____ to 1.00

Minimum required — See Section 7.12(c) of the Agreement		1.25 to 1.00

IV. Section 7.12(d) — Consolidated Tangible Net Worth.

A. Consolidated Tangible Net Worth:	$

B. Minimum Consolidated Tangible Net Worth:

1. $62,000,000:	$

2. 50% of Consolidated Net Income for each Fiscal Year beginning with each Fiscal Year after December 31, 2010 (with no reduction for any net loss in any such Fiscal Year):	$

3. 100% of the aggregate increases in Shareholders’ Equity after December 31, 2009 by reason of issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary):
$

4. Non-cash charges or losses after December 31, 2009 which do not subsequently represent a cash charge or loss:	$

5. Minimum Consolidated Tangible Net Worth (Lines IV.B.1. + 2. + 3. - 4.:	$

Exhibit E

V. Section 7.12(e) — Debt to Worth Ratio.

A. Total Liabilities at Financial Statement Date:	$

B. Consolidated Tangible Net Worth at Financial Statement Date	$

C. Debt to Worth Ratio (Line V.A. ÷ Line V.B.):		_____ to 1.00

Maximum permitted — See Section 7.12(e) of the Agreement		1.50 to 1.00

VI. Section 7.12(f) — Liquidity [In effect prior to April 1, 2012].

A. Cash Reserve at Financial Statement Date:	$

B. Total Revolving Outstandings at Financial Statement Date:	$

C. Liquidity Ratio: (Line VI.A. ÷ Line VI.B):	$

Minimum permitted — see Section 7.12(f) of the Agreement:		65%

For purposes hereof, “Subject Period” is the period of four consecutive Fiscal Quarters ending on the Financial Statement Date.

Exhibit E